UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): October 14, 2020 (October 8, 2020)

PHX MINERALS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1601 NW Expressway,
Suite 1100
Oklahoma City, OK	73118
(Address of principal executive offices)	(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.01	Completion of Acquisition of Assets.

On October 8, 2020, PHX Minerals Inc. (formerly Panhandle Oil and Gas Inc.) (the “Company” or “Buyer”) completed its previously announced acquisition of (i) certain royalty assets located in Grady County, Oklahoma, pursuant to that certain Agreement for Purchase and Sale with Red Stone Resources, LLC, dated as of August 24, 2020, and (ii) certain mineral and royalty assets located in Harrison, Nacogdoches, and Panola Counties, Texas, pursuant to that certain Agreement for Purchase and Sale with Red Stone Resources, LLC, for itself and as successor-in-interest by merger to Macedonia Minerals, LLC, a former Texas limited liability company, and Red Stone Operating, LLC, dated as of August 24, 2020 (collectively, the “Purchase Agreements”) (the “Acquisitions”).

In accordance with the terms of the Purchase Agreements, which provide for customary adjustments, including adjustments based on due diligence, the Company completed the Acquisitions for an aggregate adjusted consideration of approximately $5.5 million in cash and 153,375 shares of the Company’s common stock (the “Equity Consideration”). The Company will register with the Securities and Exchange Commission the shares constituting the Equity Consideration. It is currently undetermined whether there will be secondary delayed closings pursuant to the Purchase Agreements.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreements, copies of which were filed by the Company as Exhibits 10.1 and 10.2 to its Current Report on Form 8-K filed on August 27, 2020, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 12, 2020, the Company issued a press release announcing the closing of the Acquisitions. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Agreement for Purchase and Sale by and between Panhandle Oil and Gas Inc., as Buyer, and Red Stone Resources, LLC, as Seller, dated August 24, 2020 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on August 27, 2020).

10.2

Agreement for Purchase and Sale, by and among Panhandle Oil and Gas Inc., as Buyer, and Red Stone Resources, LLC, for itself and as successor-in-interest by merger to Macedonia Minerals, LLC, a former Texas limited liability company, and Red Stone Operating, LLC, as Sellers, dated August 24, 2020 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on August 27, 2020).

99.1	Press Release of PHX Minerals Inc. (formerly Panhandle Oil and Gas Inc.) dated October 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHX MINERALS INC.

		By:	/s/ Chad L. Stephens
Chad L. Stephens
President and Chief Executive Officer

DATE:	October 14, 2020